UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                March 1, 2006


                           FREMONT GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)


           NEVADA                     001-08007                   95-2815260
        ------------               --------------              --------------
(State or other jurisdiction      (Commission File               (IRS Employer
     of incorporation)                 Number)               Identification No.)


                        2425 OLYMPIC BOULEVARD, 3RD FLOOR
                         SANTA MONICA, CALIFORNIA 90404
          (Address of principal executive offices, including zip code)


                                 (310) 315-5500
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))


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


ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


     On March 1, 2006, the Board of Directors of Fremont General Corporation ("Fremont" or the "Company") approved the following actions of the Compensation Committee of the Board of Directors (the "Committee") with regard to the compensation of the executive officers of the Company:

     2006 ANNUAL INCENTIVE COMPENSATION: On March 1, 2006, the Committee established the pretax earnings target for 2006 bonuses payable in 2007, upon achievement of the target, to executive officers of the Company under the Company's Executive Officer Annual Bonus Plan (the "Plan"). The Plan was approved by the Company's stockholders on May 20, 2004 and filed as Exhibit A to Fremont's 2004 Definitive Proxy Statement filed April 14, 2004 (the "2004 Proxy Statement"), and is incorporated herein by this reference.

     The Plan's current performance period runs from January 1 through December 31, 2006 (the "2006 Plan") and relates to all executive officers. The Committee approved minimum, target and maximum bonus award levels, as a percent of salary, for the executive officers under the 2006 Plan based upon achievement of 80% to 120% of the pre-established pretax earnings target for 2006. Salary levels at year end are used to calculate bonuses. The following table sets forth information regarding the award levels for the cash component of the bonuses under the 2006 Plan for the executive officers named in the Summary Compensation Table included in the 2005 Proxy Statement (the "Named Executive Officers"):


                                                                  CASH INCENTIVE AWARD AS A PERCENTAGE OF BASE SALARY
                                                                  --------------------------------------------------------
                                              CURRENT BASE
     NAMED EXECUTIVE OFFICER (1)                 SALARY               MINIMUM             TARGET             MAXIMUM
---------------------------------------       ------------        -----------------    -------------    ------------------


Louis J. Rampino ......................         $800,000                  25                 50                 150
    President and Chief Executive
    Officer
Wayne R. Bailey .......................          700,000                  25                 50                 150
    Executive Vice President and
    Chief Operating Officer
Patrick E. Lamb .......................          350,000                  25                 50                 150
    Senior Vice President,
    Treasurer
    and Chief Financial Officer
Raymond G. Meyers .....................          325,000                  20                 40                 120
    Senior Vice President and
    Chief Administrative Officer



(1) Executive officers, James A. McIntyre, Chairman of the Board, and Murray L. Zoota, President and Chief Executive Officer of Fremont's subsidiary company, Fremont Investment & Loan, will not participate in the 2006 Plan.


     After the end of the one-year performance period, the Committee will determine whether, and the extent to which, the 2006 pretax earnings target has been achieved, and if achieved, will authorize payouts to the executive officers under the 2006 Plan. The bonuses will be paid in cash at 100% of the earned cash bonus amount plus an award of shares of restricted common stock equal to 100% of the earned cash bonus amount. The number of shares of restricted stock will be determined by dividing 100% of the cash bonus earned under the 2006 Plan by the fair market value of Fremont's common stock. The grant of restricted stock will be made pursuant to the terms of Fremont's 1997 Stock Plan and the terms of a Restricted Stock Agreement, a copy of which was previously filed as Exhibit
10.10 to Fremont's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (the "1997 Stock Plan"), and is incorporated herein by reference, or a successor plan if applicable. The term of the restricted stock award will be set by the Committee on the date bonus payouts are authorized, but generally restrictions are released annually in one-third increments beginning on January 1st of the year following the award date. The shares of restricted stock awarded will include dividend rights.


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


ITEM 5.05. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On March 1, 2006, Fremont's Board of Directors amended the Company's Code of Ethics for Senior Financial Officers (the "Code of Ethics") which applies to certain senior officers. The Code of Ethics was amended to clarify and expand certain provisions. The amended Code of Ethics is filed as Exhibit 99.1 to this report, is incorporated herein by reference and is posted on the Company's website at www.fremontgeneral.com.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99.1   Code of Ethics for Senior Financial Officers



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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FREMONT GENERAL CORPORATION


Date:  March 3, 2006                  PATRICK E. LAMB

                                      By: /s/  PATRICK E. LAMB
                                          -------------------------------------
                                          Patrick E. Lamb
                                          Senior Vice President, Chief Financial
                                          Officer, Chief Accounting Officer and
                                          Treasurer
                                          (Principal Accounting Officer)




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